UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 30, 2004

                                 MILACRON INC.
           ---------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Delaware                    1-8475                      31-1062125
----------------------    -------------------------    ----------------------
    (State or other        (Commission File Number)        (IRS Employer
    jurisdiction of                                      Identification No.)
     incorporation)


     2090 Florence Avenue, Cincinnati, Ohio                     45206
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     (Address of principal executive offices)                 (Zip Code)


   Registrant's telephone number, including area code: (513) 487-5000
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       (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01 Other events.


On September 30, 2004, Milacron Inc. (the "Company") issued a press release, which is filed as Exhibit 99.1 hereto, announcing that it expects to report a third quarter net loss of approximately $8 million, including approximately $2.5 million in after-tax restructuring charges, which would be at the low end of the range of guidance issued by the Company on July 30. The Company's third quarter sales are projected to be $177 million to $182 million, above the $170 million of sales in the same period a year ago but below the July 30 guidance range of $188 million to $200 million.


ITEM 9.01. Financial Statements and Exhibits.


     (c)  Exhibits.

Exhibit  No.       Description
--------------     -----------------------------------------------------------
99.1               Press release issued by Milacron Inc. on September 30, 2004.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MILACRON INC.

Date:  September 30, 2004     By:     /s/ Hugh C. O'Donnell
                                     ------------------------------------------
                                     Hugh C. O'Donnell
                                     Senior Vice President, General Counsel and
                                     Secretary


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                                 EXHIBIT INDEX

Exhibit  No.       Description
--------------     -----------------------------------------------------------
99.1               Press release issued by Milacron Inc. on September 30, 2004.